UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) November 14, 2011

WATSCO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

1-5581	59-0778222
(Commission File Number)	(IRS Employer Identification No.)

2665 South Bayshore Drive, Suite 901

Coconut Grove, Florida 33133

(Address of Principal Executive Offices, Including Zip Code)

(305) 714-4100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2011, the Board of Directors of Watsco, Inc., a Florida corporation (the “Company”), appointed Barry S. Logan, 48, and Aaron J. Nahmad, 30, to the Company’s Board of Directors (the “Board”) to fill two vacancies. Mr. Logan has served as the Company’s Senior Vice President and Secretary since November 2003 and as Secretary since 1997. Mr. Logan served as Vice President – Finance and Chief Financial Officer from 1997 to October 2003, as Treasurer from 1996 to 1998 and in other capacities beginning in 1992. Mr. Nahmad has served as the Company’s Vice President of Strategy and Innovation since July 2010 and as Director of Global Business Development since 2005. Existing compensation arrangements between the Company and Messers. Logan and Nahmad are set forth in the Company’s Definitive Proxy Statement, filed on April 29, 2011, in connection with the Company’s 2011 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WATSCO, INC.

Dated: November 18, 2011	By:	/s/ Ana M. Menendez
Ana M. Menendez,
Chief Financial Officer